Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-252589, 333-260246, and 333-262239) and Form S-8 (Registration Nos. 333-254583, 333-257042 and 333-263929) of Vincerx Pharma, Inc. of our report dated March 28, 2023, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
March 28, 2023